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                                                                     EXHIBIT 2.1

                               ARIS CORPORATION

  Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession

     An Agreement and Plan of Merger for the acquisition of InTime Systems International, Inc. dated as of April 26, 1998, between ARIS Corporation and InTime Systems International, Inc., was filed by ARIS Corporation with the Securities and Exchange Commission on Form S-4 on May 5, 1998, as amended, and is incorporated herein by reference.